Exhibit 99.1

FOR IMMEDIATE RELEASE

RLI ANNOUNCES APPOINTMENT OF NEW CEO AND COO

PEORIA, ILLINOIS, November 10, 2021 -- RLI Corp. (NYSE: RLI) – RLI Corp. announced today that the RLI Board of Directors has appointed Craig W. Kliethermes as President and Chief Executive Officer (CEO) and Jennifer L. Klobnak as Chief Operating Officer (COO), effective January 1, 2022. These leadership changes will coincide with the planned retirement of current company Chairman & CEO Jonathan E. Michael at the end of 2021.

Kliethermes has served as President and COO since 2016. Previously, he served as Senior Vice President, Risk Services since 2013. Kliethermes joined RLI in 2006 and has 36 years of insurance industry experience. Prior to joining RLI, he served in various actuarial and leadership roles with Lockton Companies, GE Insurance/Employers Reinsurance and John Deere Insurance Company.

Klobnak has served as Senior Vice President, Operations since 2016. Previously, she served as Senior Vice President, Risk Services since 2014. Klobnak joined RLI in 2000 and has 21 years of insurance industry experience. Prior to joining RLI, she served in an audit role with PwC.

“Both Craig and Jen have the leadership track record and breadth of business experience necessary to guide our organization forward, including a strong customer orientation, commitment to our people and core values, and focus on delivering value to shareholders,” said Michael. “This planned transition demonstrates the depth of our leadership team and long-term sustainability of our organization. I’m confident that RLI is well-positioned for continued success.”

“I’m honored by the confidence the board has placed in me and want to thank Jon for his outstanding leadership and stewardship of RLI,” Kliethermes stated. “I’m grateful for the opportunity to lead the continued growth of our extraordinary company. RLI has talented and passionate employee owners at its core. I look forward to working with them to build on the solid foundation and legacy that Jon and RLI Founder Jerry Stephens established.”

“Strong relationships with our agents, customers and employees have been integral to our company’s success,” said Klobnak. “I look forward to continuing to work with the entire RLI team to enhance these relationships and advance our mission to protect customers from life’s uncertainties through industry-leading specialty risk management solutions, unmatched expertise and superior service.”

Following his planned retirement in December, current Chairman & CEO Jonathan Michael will continue to serve as Chairman of the RLI Board of Directors, a position he has held since 2011. During Michael’s 20-year tenure as CEO, the company significantly diversified its product portfolio, while delivering consistent top line growth and achieving 20 consecutive years of underwriting profit. Under his leadership, RLI’s total return to shareholders has far outpaced that of the S&P 500 and S&P 500 P&C indexes.

ABOUT RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s subsidiaries are rated A+ “Superior” by AM Best Company. RLI has paid and increased regular dividends for 46 consecutive years and delivered underwriting profits for 25 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD LOOKING STATEMENTS

This news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from any future expectations expressed or implied in such forward-looking statements. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2020.

MEDIA CONTACT
Lisa Gates

Vice President, Marketing & Communications

309-692-1000 x5438

Lisa.Gates@rlicorp.com

###